EXHIBIT 10.8
FIRST AMENDMENT TO
NIAGEN BIOSCIENCE, INC.
EMPLOYEE STOCK PURCHASE PLAN
WHEREAS, Niagen Bioscience, Inc. (the “Company”) maintains the Niagen Bioscience, Inc. Employee Stock Purchase Plan (as amended, the “Plan”);
WHEREAS, pursuant to Section 20 of the Plan, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company may at any time amend the Plan; and
WHEREAS, the Committee desires to amend the Plan as set forth herein.
NOW, THEREFORE, pursuant to Section 20 of the Plan, effective as of November 21, 2025, Section 8(e) is deleted in its entirety and replaced with the following:
“(e) In the event a Participant makes a hardship withdrawal of employee deferral contributions under a 401(k) profit sharing plan of the Company, a Subsidiary, or a Parent or an affiliate or any other plan qualified under Section 401(a) of the Code that contains a Code Section 401(k) feature, to the extent required by such plan or applicable law, such Participant’s payroll deductions and the purchase of Shares under the Plan shall be cancelled. If a Participant who elects a hardship withdrawal under such a 401(k)-profit sharing plan or such other plan has a cash balance accumulated in his or her account at the time of the withdrawal that has not already been applied to purchase Shares, such cash balance shall be returned to the Participant as soon as administratively practicable. The cancellation of Participant’s election in accordance with this Section 8(e) to purchase Shares in an offering shall not have any effect upon such Participant’s eligibility to participate in a subsequent offering or in any similar plan which may hereafter be adopted by the Company.”
FURTHER, pursuant to Section 20 of the Plan, effective as of November 21, 2025, Section 9(a) is deleted in its entirety and replaced with the following:
“(a) A Participant’s election to purchase Shares shall be exercised automatically on each Purchase Date following a Participant’s election, and the maximum number of whole Shares subject to such Option shall be purchased for such Participant at the applicable Option price with the accumulated payroll deductions in such Participant’s account. If all or any portion of the whole Shares cannot reasonably be purchased on the Purchase Date in the sole discretion of the Committee because of unavailability or any other reason, the Company shall return any remaining payroll deduction balance credited to each Participant. Shares shall be credited to the Participant’s account as soon as administratively feasible after the Purchase Date.”
FURTHER, pursuant to Section 20 of the Plan, effective as of November 21, 2025, the last sentence of the second paragraph of Section 10 is deleted in its entirety;

FURTHER, pursuant to Section 20 of the Plan, effective as of November 21, 2025, Section 11 is deleted in its entirety and replaced with the following:
“11. Limitations of Number of Shares Which May Be Purchased.
Notwithstanding any provisions of the Plan to the contrary, no individual shall be granted an Option under the Plan:
(i)    if, immediately after the grant, such individual (or any other person whose stock would be attributed to such individual pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding Options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary or Parent;
(ii)    which permits such individual’s right to purchase stock under all employee stock purchase plans (as described in Section 423 of the Code) of the Company and any Subsidiary or Parent to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) of fair market value of such stock (determined at the time such option is granted) for any calendar year in which such option is outstanding at any time; or
(iii)    which permits an Eligible Employee to purchase more Shares during any one Purchase Period pursuant to the Plan than prescribed by the Committee, from time to time, in accordance with Code Section 423.”

IN WITNESS WHEREOF, the Committee has approved the amendment to the Plan as set forth herein, the Committee has authorized the undersigned officer of the Company to execute this amendment, and the undersigned has caused this amendment to be executed this 21st day of November, 2025.

NIAGEN BIOSCIENCE, INC.

By:/s/ Carlos Lopez
Name: Carlos Lopez
Its: Senior Vice President, General Counsel